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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

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         Date of Report (Date of earliest event reported): June 15, 2005



                             ADEPT TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)







        California                    0-27122                  94-2900635
(State or other jurisdiction    (Commission file number)    (I.R.S. Employer
      of  incorporation)                                 Identification Number)


                   3011 Triad Drive                            94550
                     Livermore, CA                          (Zip Code)
      (Address of principal executive offices)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (925) 245-3400

                                      None
          (Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

AMENDMENT OF SILICON VALLEY BANK LOAN DOCUMENTS

         On June 15, 2005, Adept Technology, Inc. ("Adept") entered into an Amendment to Loan Documents (the "Amendment") with Silicon Valley Bank ("SVB"), which effectively extended and increased Adept's line of credit with SVB, determining that the April 2004 Loan Agreement itself had not terminated as of the maturity of the 2004 line of credit.

         The Amendment provides that Adept may borrow amounts under the credit facility not to exceed the lesser of $5.0 million (an increase of $1.0 million) or the sum of 80% of Adept's eligible accounts receivable plus any overadvance loans that may be granted by SVB from time to time in its sole and absolute discretion, plus foreign accounts, less the amount of all outstanding letters of credit and less the FX Reserve (the "Credit Limit"). The aggregate of overadvance loans may not exceed the lesser of $1.0 million (an increase of $0.5 million) or 30% of the amount of Adept's eligible accounts receivable. Foreign accounts represent an additional borrowing base under the Amendment, must meet the same eligibility requirements as domestic receivables, and are permitted up to a maximum of 25% of the total eligible accounts receivable ("Borrowing Base").

         The Amendment authorizes SVB to issue letters of credit for Adept's account. It also authorizes Adept to enter into foreign exchange forward contracts with SVB ("FX Forward Contracts"), provided that Adept has loans available in an amount of at least 10% of the FX Forward Contract, and the total FX Forward Contracts outstanding at any one time may not exceed 10 times the amount of the Foreign Exchange Contract Sublimit (the "FX Sublimit"). The FX Sublimit is equal to the lesser of $3.5 million minus the amount of all outstanding letters of credit or the lesser of the Credit Limit or the Borrowing Base minus the amount of all outstanding letters of credit and all outstanding loans. The FX Reserve is a reserve equal to 10% of the total FX Forward Contracts outstanding from time to time.

         The aggregate amount of all letters of credit outstanding will not exceed the lesser of $3.5 million minus the FX Reserve or the lesser of the Credit Limit or the Borrowing Base minus the FX Reserve and all outstanding loans.

         Interest is payable on loans at a rate which varies depending on Adept's Adjusted Quick Ratio. The Adjusted Quick Ratio is the ratio of Adept's cash and cash equivalents held at SVB plus 80% of Adept's eligible accounts to Adept's current liabilities, less the current portion of Adept's deferred revenues. If the Adjusted Quick Ratio as of the end of a month is 1.5 to 1.0 or greater, then the interest rate will be equal to the prime rate announced from time to time by SVB ("Prime Rate"), plus 0.5%. If the Adjusted Quick Ratio as of the end of a month is less than 1.5 to 1.0, then the interest rate will be equal to the Prime Rate plus 1.5%. Changes in the interest rate based on the Adjusted Quick Ratio go into effect as of the first day of the month following the month in which Adept's financial statements are reviewed by SVB.

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         Adept paid a one-time commitment fee of $20,000 upon entering the
Amendment. Pursuant to the Amendment, the SVB loans will mature on June 15, 2006.

         The Amendment to Loan Documents is attached as Exhibit 10.1 hereto and is incorporated herein by this reference.

Item 9.01.  Financial Statements and Exhibits.

         (c) Exhibits

          10.1 Amendment to Loan Documents between Adept and Silicon Valley Bank dated June 15, 2005.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             ADEPT TECHNOLOGY, INC.



Date:  June 20, 2005          By:      /s/ Robert R. Strickland
                                  ----------------------------------------
                                       Robert R. Strickland
                                       Chief Financial Officer